Exhibit 99.1

Kyverna Therapeutics Announces Leadership Update

– Warner Biddle Appointed as Chief Executive Officer and to Board of Directors, Bringing Over 30 Years of Commercial, Product Planning and Franchise Leadership Experience, Including Successful Launches for CAR T Pioneer in Hematology

– Christi Shaw, Life Sciences Leader at Multiple Major Pharmaceutical and Biotech Companies and Across Therapeutic Areas, Appointed to Board of Directors

– Together Strengthen Leadership as Trailblazers of Cell Therapy with Extensive Experience Leading Through Clinical Development, Manufacturing, Commercial Launch and Expansion

EMERYVILLE, CALIF., Sep. 16, 2024 -- Kyverna Therapeutics, Inc. (Kyverna), a patient-centered, clinical-stage biopharmaceutical company focused on developing cell therapies for patients suffering from autoimmune diseases, today announced the appointment of Warner Biddle as the Company’s Chief Executive Officer (CEO) and a member of its Board of Directors. Mr. Biddle succeeds Peter Maag, Ph.D., who has resigned from his role as CEO and a member of the Board, effective immediately. In addition, Kyverna announced the appointment of Christi Shaw to its Board of Directors. Ms. Shaw succeeds Brian Kotzin, M.D., who has decided to step down from the Board of Directors.

“Since its inception in 2018, Kyverna has made tremendous progress in pursuit of a paradigm shift for patients with autoimmune disease. Kyverna today sits on the precipice of its next chapter, as KYV-101 is progressing rapidly into later stages of development and embarking on a path to market. This introduces new and exciting opportunities, which Peter and the Board recognized the company must evolve to meet,” said Ian Clark, Chairman of the Board of Directors at Kyverna. “I am delighted to welcome Warner Biddle, who brings a broad set of experiences which are the right fit to guide Kyverna into the future. He joins with over 30 years of global experience leading product planning and commercialization, most recently for pioneering CAR T therapies at Kite, and a track record for building successful teams and delivering results. We are also excited to welcome Christi Shaw, whose decades spent in executive roles with portfolio leadership and vast operational scope make her a tremendous addition to our Board of Directors. Together, we believe their rich experience advancing and commercializing cell therapies in hematology will extend Kyverna’s leading position for CAR T in autoimmune disease.”

Mr. Biddle is a seasoned pharmaceutical executive, with over 30 years of global experience in senior commercial and franchise leadership roles across various products, disease areas and geographies. Most recently, he served as Senior Vice President, Global Head of Commercial at Kite Pharma (a Gilead Company). In this role, Mr. Biddle led multiple product launches and market building initiatives, driving unprecedented growth for Yescarta® and Tecartus® that established Kite as a leader in the cell therapy market. In addition, in 2023, Mr. Biddle was selected by the Gilead Chairman and CEO to act as interim Head of Kite (CEO), during which time he led Kite’s research, development, medical affairs, technical operations, corporate development and G&A functions. Prior to joining Kite in 2020, Mr. Biddle spent a decade at Genentech, where he successfully led the Breast/Gynecology, Skin Cancer and Ophthalmology franchises through multiple launches and line extensions for both large and smaller products including Kadcyla®, Tecentriq®, Erivedge® and Lucentis®. Earlier, Mr. Biddle held senior commercial and franchise leadership roles at Novartis and GlaxoSmithKline (GSK) working in Canada, the United Kingdom and Switzerland. Mr. Biddle holds an Honors Degree in Commerce from the University of Saskatchewan, with a specialization in Marketing and Statistics.

“CAR T therapeutics represent an entirely new therapeutic category in the treatment of autoimmune disease and Kyverna is a leader in this pursuit, with promising clinical programs in development and next-generation innovations on the horizon to further improve administration and accessibility. KYV-101 has already demonstrated encouraging efficacy and safety from an initial dataset across 15 indications, with commercial prospects accelerating for stiff person syndrome and myasthenia gravis, and still much broader potential to serve more than 8 million patients with B cell-driven diseases,” said Mr. Biddle. “I am excited to join the company at this pivotal stage in its growth and to build on the strong foundation already in place at Kyverna. I have seen firsthand the transformative impact of CAR T therapeutics on patients’ lives and am eager to work alongside this team to extend the reach of CAR T therapies to many more patients and bring them the innovations they are waiting for.”

Ms. Shaw has spent more than 30 years in executive leadership roles across the industry’s largest pharmaceutical companies and a broad range of therapeutic areas. Most recently, Ms. Shaw served as the Chief Executive Officer of Kite. Earlier, Ms. Shaw served as Senior Vice President of Eli Lilly Company and President of Lilly Bio-Medicines, the business within Eli Lilly Company that comprises neuroscience and immunology. Previously, Ms. Shaw was an executive at Novartis Pharmaceutical Corporation, including as U.S. country head and President of Novartis Pharmaceutical Corporation and as North American region head of Novartis Oncology, and earlier held leadership roles of increasing responsibility at Johnson & Johnson, Inc. Ms. Shaw currently serves on the board of directors of Avantor, Beam Therapeutics and ReAlta Lifesciences, and is an advisor to Cellares and the Iowa State Ivy College of Business. In addition, she is the co-founder of the More Moments More Memories Foundation to assist people with cancer and their caregivers. Ms. Shaw holds an M.B.A. from the University of Wisconsin and a B.B.A. in Marketing from Iowa State University.

Mr. Clark added, “On behalf of the Board, I also want to extend our thanks to Peter for his leadership of Kyverna. Over the past two years, Peter laid a strong foundation for the company, translating exploratory science into a robust clinical program across several indications, and establishing strong financial footing with a successful initial public offering earlier this year. We appreciate his contributions and wish him the best in his future endeavors.”

Inducement Grant

In connection with the appointment of Mr. Biddle as Kyverna’s Chief Executive Officer and a member of its Board of Directors, on September 16, 2024, Kyverna granted Mr. Biddle an option to purchase 2,579,259 shares of its common stock (Option). The Option was granted pursuant to the Kyverna Therapeutics, Inc. 2024 Inducement Equity Incentive Plan, as approved by the compensation committee of Kyverna’s Board of Directors on September 14, 2024, and was granted as an inducement material to Mr. Biddle’s employment with Kyverna in accordance with Nasdaq Listing Rule 5635(c)(4). The exercise price of the Option will be the closing price of Kyvenra’s common stock on September 16, 2024, the date of grant. The Option will vest over four years, with 25% of the total number of shares subject to the Option vesting on the one-year anniversary of Mr. Biddle’s appointment and 1/48th of the total number of shares subject to the Option vesting monthly thereafter, subject in each case to Mr. Biddle’s continued service to Kyverna on each vesting date. Kyverna is providing this information in accordance with Nasdaq Listing Rule 5635(c)(4).

About Kyverna Therapeutics

Kyverna Therapeutics, Inc. (Nasdaq: KYTX) is a patient-centered, clinical-stage biopharmaceutical company focused on developing cell therapies for patients suffering from autoimmune diseases.

Our lead CAR T-cell therapy candidate, KYV-101, is advancing through clinical development with sponsored clinical trials across two broad areas of autoimmune disease: rheumatology and neurology, including Phase 2 trials for stiff-person syndrome, multiple sclerosis and myasthenia gravis, a Phase 1/2 trial for systemic sclerosis, and two ongoing multi-center, open-label Phase 1/2 trials in the United States and Germany for patients with lupus nephritis.

Kyverna’s pipeline includes next-generation CAR T-cell therapies in both autologous and allogeneic formats with properties intended to be well suited for use in B cell-driven autoimmune diseases.

Forward-Looking Statements

Statements in this press release about future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements.” The words, without limitation, “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these or similar identifying words. Forward-looking statements in this press release include, without limitation, those related to:  leadership transition matters; KYV-101’s safety, efficacy and commercial prospects; Kyverna’s ongoing clinical trials; Kyverna’s pipeline and the potential for Kyverna’s CAR T-cell therapies to be well suited for use in B cell-driven autoimmune diseases. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: uncertainties related to market conditions, and other factors discussed in the “Risk Factors” section of Kyverna’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q that Kyverna has filed or may subsequently file with the U.S. Securities and Exchange Commission. Any forward-looking statements contained in this press release are based on the current expectations of Kyverna’s management team and speak only as of the date hereof, and Kyverna specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

For more information, please visit https://kyvernatx.com.

Contact:

Precision AQ on behalf of Kyverna Therapeutics

Investors: InvestorRelations@kyvernatx.com

Media: media@kyvernatx.com